SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Silver Falcon Mining, Inc. announces the appointment of Mr. David J. Bommarito as a new member of its Board of Directors effective as of July 19, 2010.

Mr. David J. Bommarito is the founder and chief executive officer of The Benefits Group, Inc., an Employee Benefits Company located in Rochester Hills, Michigan, which he founded in 1985. The Benefits Group, Inc. provides traditional benefit programs and also operates www.newhealthquote.com. In addition, his company provides cost-containment strategies and has implemented savings to various entities including Fortune 500 companies. He is a Registered Financial Consultant and his company consistently receives numerous regional and national awards from various insurance companies and organizations over the years for top sales (i.e., Humana, Blue Cross Blue Shield of Michigan, John Alden, Fortis, and the National Association of Health Underwriters among others). y.

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated July 19 2010 entitled-"Silver Falcon Mining, Inc. (SFMI) Appoints New Board Member."

The press release is in its entirety below:

Silver Falcon Mining, Inc. (SFMI) Appoints its Sixth Board of Director Member

Bradenton, FL- July 19, 2010—Silver Falcon Mining, Inc. (SFMI:OTCBB) an exploration, developer and producer of precious metal properties, announces the appointment of Mr. David J. Bommarito as the sixth member of its Board of Directors.

Mr. David J. Bommarito is the founder and chief executive officer of The Benefits Group, Inc., an Employee Benefits Company located in Rochester Hills, Michigan, which he founded in 1985.  The Benefits Group, Inc. provides traditional benefit programs and also operates www.newhealthquote.com.   In addition, his company provides cost-containment strategies and has implemented savings to various entities including Fortune 500 companies.

He is a Registered Financial Consultant and his company consistently receives numerous regional and national awards from various insurance companies and organizations over the years for top sales (i.e., Humana, Blue Cross Blue Shield of Michigan, John Alden, Fortis, and the National Association of Health Underwriters among others).

Pierre Quilliam, Chief Executive Officer and Chairman of the Board of SFMI commented, “We are pleased to welcome David to our Board of Directors. His operational and financial experiences will make a strong contribution to the skill set represented by SFMI’s Board. His business experiences, combined with his entrepreneurial visions, will enhance the way we examine our business.  I look forward to his contributions as SFMI continues growing its mining operations.”

Pierre Quilliam, Denise Quilliam, Allan Breitkreuz, Christian Quilliam, Lewis Georges and David Bommarito are the individuals who now comprise the Company’s six board members.

Regarding his appointment, Mr. Bommarito stated, “I am very pleased to be joining Silver Falcon Mining, Inc. at a time when the Company is really growing its milling and mining operations.  This is a rare opportunity to be an active participant with such a fantastic Company and to be involved in the operational decisions and on-going planning at both the mill and forthcoming mining activities atop War Eagle Mountain. I‘m excited to work with the other directors as SFMI grows.”

Further Information: contact Rich Kaiser, Investor Relations, and/or www.silverfalconmining.com.

SFMI cautions that the statements made in this press release constitute forward-looking statements, and makes no guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: July 20 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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